Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

JOINT VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into with effect as of December 1, 2017 (the “Effective Date”), by and between SoftBank Corp., a company incorporated under the laws of Japan and having its principal place of business at 1-9-1 Higashi-shimbashi, Minato-ku, Tokyo, Japan (“SoftBank”) and AeroVironment, Inc., a company incorporated under the laws of the State of Delaware and having its principal place of business at 800 Royal Oaks Drive, Suite 210, Monrovia, CA 91016, U.S.A. (“AV”). SoftBank and AV are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS:

(A)       AV is engaged in the business of designing and manufacturing unmanned, solar-powered high altitude aircraft, along with providing associated operational and logistics services;

(B)       SoftBank is engaged in the business of, among other things, providing fixed-line and mobile telecommunications services and products and associated internet broadband services;

(C)       SoftBank and AV desire to establish a joint venture company (the “Company”) in the form of a Japanese kabushiki kaisha to engage in the business of Solar HAPS (as such term is hereinafter defined);

(D)       SoftBank and AV desire that the establishment of the Company, their relationships with the Company as Shareholders thereof, and their relationships with each other in connection therewith to be governed by the terms, and subject to the conditions, hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.         DEFINITIONS

1.1       Definitions.  Capitalized terms used herein shall have the meanings ascribed to such terms in Exhibit A.

2.         THE COMPANY

2.1       Establishment of the Company.  Promptly after the execution of this Agreement, the Parties will establish the Company as a Japanese kabushiki kaisha, targeting December 1, 2017 as the date of incorporation. The Company’s initial articles of incorporation will be substantially in the form of that set forth in Exhibit B to this Agreement. The Parties will discuss and agree in good faith on any details necessary in order to effect the incorporation of the Company. The costs of incorporating and registering the Company (i.e., the fees of any judicial scrivener retained to complete the registration and any official filing or registration fees) will be reimbursed by the Company to the Party(ies) that incurred such costs, as may be agreed by the Parties.

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2.2       Issuance of Shares.  Promptly after incorporation of the Company, the Parties will cause the Company to issue to each Shareholder the number of shares specified in Section 2.7.

2.3       Name.  The name of the Company shall be HAPSMobile Inc.

2.4       Head Office.  The head office of the Company will be initially located in Minato-ku, Tokyo.

2.5       Business Purpose.  [***] of the Company’s business, the purpose and intended business of the Company shall be to research, develop and manufacture Solar HAPS and to research, and develop the payload as a potential solution for the Company’s next generation businesses. [***].

2.6       Initial Capital Contributions.  The Parties shall make initial cash capital contributions to establish the Company. SoftBank’s initial contribution shall be 3,990,000,000 JPY in cash in exchange for ninety-five percent (95%) of the issued common stock of the Company and AV’s initial contribution shall be 210,000,000 JPY in cash in exchange for five percent (5%) of the issued common stock of the Company. Following the initial capital contributions, the Parties shall make cash capital contributions in accordance with the Capital Plan attached hereto as Exhibit D. Any costs in making the capital contribution shall be incurred by the respective Parties.

2.7       Share Capital.

(a)       Shareholdings.  The Company shall initially be authorized to issue shares of capital stock consisting of 336,000 shares of common stock (the “Shares”). All of the capital of the Company will be composed of voting common shares of a single class. Upon completion of the initial capital contributions described in Section 2.6 above,  each Shareholder’s percentage of total share capital of the Company will be as follows. For the avoidance of doubt, such percentage and the total number of authorized shares of the Company may change from time to time as the result of Transfers or new issuances of Shares by the Company pursuant to the terms of this Agreement and applicable Laws.

Shareholders	Number of Shares	Percentage of Share Capital
SoftBank	79,800	95%
AV	4,200	5%

2.8       Independent Operation of the Company.  Without prejudice to the rights and obligations of the Shareholders set forth in this Agreement, the Company (including its Subsidiaries) shall operate as an independent entity separate and apart from the Shareholders.

3.         CAPITAL AND FUNDING AND PROVISION OF SERVICES, ETC.

3.1       Additional Capitalization or Financing.  The Parties will consider the use of debt, as appropriate and as a complement to funding in share capital. In the event the Company requires any additional funding for its operations and other activities, the Company may (a) seek such additional financing in the form of debt financing from banks and other financial institutions on

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commercially reasonable terms without requiring any credit support provided by any Shareholder (unless otherwise agreed in writing by the Shareholders) or (b) seek such additional financing from the Shareholders in debt or equity as agreed to by the Shareholders, which, subject to Section 5.3 and unless otherwise agreed to in writing by the Shareholders, shall be on a pro rata basis based on each Shareholder’s Pro Rata Portion at the time of such financing.

3.2       Provision of Services, etc.  By means of secondment, separate service agreement(s) or otherwise, the Parties will support the Company through the provision of services and office space as necessary.

(a)       The Company may have staff members seconded from both Parties. It is anticipated that the Company shall initially have secondees from SoftBank for the purpose of [***].

4.         GOVERNANCE OF THE COMPANY

4.1       General.  To the extent permitted by applicable Law, each Shareholder shall at all times exercise its voting rights, and each Shareholder shall cause the Director(s) appointed by such Shareholder to exercise his/her/their voting rights, to give effect to the terms of this Section 4.

4.2       Organization.  The Company shall have a board of directors (torishimariyaku-kai) and audit & supervisory board member(s) (kansa-yaku).

4.3       General Meetings of Shareholders.

(a)       General.

(i)        Annual General Meeting and Extraordinary General Meeting.  The annual general meeting of Shareholders shall be convened by the Board once every year no later than three (3) months from the end of the preceding Fiscal Year. Any Shareholder may request to convene an extraordinary general meeting by giving the Board and the other Shareholders written notice of the proposed meeting and time thereof. In the event that the Board receives such request, the Board shall convene an extraordinary general meeting without delay pursuant to the provisions of the Companies Act. Written notice of all meetings of Shareholders of the Company shall be given not less than one (1) week in advance of each meeting (which notice period may be shortened by the written waiver of or actual attendance without objection by each Shareholder at such meeting). Representatives of Shareholders (or their proxies) may attend a meeting of Shareholders (A) in person, or (B) by means of telephone or video conference or other communication device that permits all representatives participating in the meeting to hear each other or any other means unanimously approved by the Shareholders and permitted under applicable Law, and participation in a meeting by any such means shall constitute presence in person at such meeting.

(ii)       Quorum of General Meeting.  Subject to the requirements of the Companies Act, the quorum for any shareholders’ meeting shall require the attendance of Shareholders holding at least a majority of the issued and outstanding Shares;  provided, that if a quorum is not present at the time appointed for a duly convened meeting, such meeting shall be adjourned to the same place and time on the date which is fifteen (15) calendar days after the original meeting date (with notice to all Shareholders) and, if at such adjourned meeting on the

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same subject and with the same agenda, such quorum is still not present, the attendance of the other Shareholders (or their proxies), so long as they hold at least a majority of the issued and outstanding Shares, shall be deemed a quorum.

(iii)      Resolutions of General Meeting.  Any matters requiring the approval of the Shareholders under the Companies Act and Articles of Incorporation shall be submitted to the Shareholders’ meeting.  Subject to the requirements of the Companies Act and Articles of Incorporation, any action, determination or resolution of the Shareholders of the Company shall require the affirmative vote of Shareholders holding a majority of the issued and outstanding Shares present at a meeting at which a valid quorum is present. Any action which may be taken at a meeting of the shareholders of the Company may be taken by a written resolution of the Shareholders if such resolution is executed by all the Shareholders.

(iv)      Language.  General meetings of Shareholders shall be conducted in the Japanese and English language.

(v)       Minutes.  Official written minutes of general meetings of Shareholders shall be prepared by the Company in English;  provided that where registration of the minutes is required, the minutes will be prepared in Japanese and English;  provided further that in the event where both Japanese and English versions exist, the Japanese version shall be the original and the English translation thereof shall be certified by the chairman of the Board to be an accurate translation, in all material aspects, of the Japanese version.  The minutes shall be distributed to each Shareholder promptly following each meeting.

4.4       Directors and the Board.

(a)       General.

(i)        Composition of the Board of Directors.  The board of directors of the Company (the “Board”) shall, from and after the establishment of the Company, consist of five (5) Directors, of which three (3) shall be nominated by SoftBank (collectively, the “SoftBank Directors”) and two  (2) shall be nominated by AV (the “AV Directors”).  The initial SoftBank Directors shall be Mr. Junichi Miyakawa, Mr. Ryuji Wakikawa and Mr. Yoshihito Shimazaki. The initial AV Directors shall be Mr. Wahid Nawabi and Mr. Kirk Flittie. Each Shareholder agrees that, if at any time it is then entitled to vote for the election, removal or re-election of directors to the Board, it shall vote all of its Shares that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary actions (including causing the Company to call a special meeting of the Shareholders) in order to ensure that the composition of the Board is as set forth in this Section 4.4(a)(i) (i.e. that the Board shall consist of three (3) SoftBank nominated Directors and two (2) AV nominated Directors).

(ii)       Representative Director.  The Company shall have one (1) representative Director (daihyou-torishimari-yaku, the “Representative Director”), who shall be nominated by SoftBank and approved by the Board. The initial Representative Director shall be Mr. Junichi Miyakawa.

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(iii)      Removal.  Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of Directors from the Board, it shall not vote any of its Shares or execute proxies or written consents, as the case may be, in favor of the removal of any Director who shall have been nominated pursuant to Section 4.4(a)(i) or Section 4.4(a)(iv), unless removal is for Cause or the Shareholder entitled to designate or nominate such Director pursuant to Section 4.4(a)(i) has consented to such removal in writing or is no longer entitled to designate or nominate such Director pursuant to Section 4.4(a)(i);  provided that, if a Shareholder requests in writing the removal, with or without Cause, of a Director nominated by such Shareholder, each Shareholder shall vote all of its Shares that are entitled to vote or execute proxies or written consents, as the case may be, in favor of such removal.

(iv)      Vacancies.  If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Shareholder entitled under Section 4.4(a)(i) to nominate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provision of Section 4.4(a)(i), shall have the exclusive right to nominate another individual to fill such vacancy and serve as a Director on the Board.

(b)       Board Meetings.

(i)        Regular and Special Board Meetings.  The Board shall hold a regularly scheduled meeting at least once every calendar quarter, and extraordinary meetings as necessary for any matters requiring the urgent attention of the Board. Any Director may convene a special Board meeting by giving the other Directors written notice of the proposed meeting and time thereof. Written notice of all Board meetings shall be given not less than one  (1) week in advance of each meeting (which notice period may be shortened by the written waiver of or actual attendance without objection by each Director at such meeting). Directors may attend a Board meeting (A) in person, or (B) by means of telephone or video conference or other communication device that permits all Directors participating in the meeting to hear each other or any other means unanimously approved by all the Directors and permitted under applicable Law, and participation in a meeting by any such means shall constitute presence in person at such meeting.

(ii)       Quorum of Board Meeting.  Subject to the requirements of the Companies Act and Articles of Incorporation, the quorum for any Board meeting shall require the attendance of at least a majority of all Directors,  provided, that if a quorum is not present at the time appointed for a duly convened Board meeting, such meeting shall be adjourned to the same place and time on the date which is fifteen (15) calendar days after the original Board meeting date (with notice to all Directors).

(iii)      Resolutions of Board Meetings.  Any matters requiring the approval of the Board under the Companies Act, Articles of Incorporation or Section 4.4(c) herein shall be submitted to the Board meeting. Subject to the requirements of the Companies Act, Article of Incorporation and any applicable Minority Shareholder Protections, any action, determination or resolution of the Board shall require the affirmative vote of at least a majority of all Directors attending and entitled to vote at the meeting, provided that, if there is a vacancy on the Board and an individual has been nominated to fill

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such vacancy, the first order of business shall be to fill such vacancy. Neither the Representative Director nor any other Director shall have a casting vote. Any action which may be taken at a meeting of the Board may be taken by a written resolution of the Board if all Directors agree in writing and no audit & supervisory board member raises any objection.

(iv)      Language.  Meetings of the Board shall be conducted in the Japanese and English language.

(v)       Minutes.   Minutes of Board meetings shall be prepared by the Company in English;  provided that where registration of the minutes is required, the minutes will be prepared in Japanese and English;  provided further that in the event where both Japanese and English versions exist, the Japanese version shall be the original and the English translation thereof shall be used for reference purposes only.  The minutes shall be distributed to each Director promptly following each meeting.

(c)       Board Reserved Matters. The Company agrees that it will not take any action with respect to any of the following matters without the prior consent of at least a majority of all Directors (each such matter, a “Board Reserved Matter”):

(i)        any amendment to the Articles of Incorporation of the Company and this Agreement;

(ii)       any reorganization, termination, Change of Control of the Company, merger, liquidation, dissolution, consolidation, sale or any bankruptcy or similar filings or actions by the Company, or the incorporation of another company into the Company;

(iii)      any sale or disposition of all or substantially all of the assets of the Company to any third party that is not a member of the SoftBank Group or SoftBank Vision Fund;

(iv)      the approval of the compensation to be paid to directors and audit &  supervisory board members;

(v)       any change in the size or composition of the Board;

(vi)      the establishment or acquisition of a subsidiary and/or affiliate;

(vii)     any reclassification, share dividend, share split, share combination, reorganization, recapitalization or other similar changes in the capital structure of the Company or any Subsidiary of the Company;

(viii)    any issuance of additional shares, notes or bonds; any issuance, purchase or redemption of any securities; and any loans to the Company;

(ix)      granting or alteration of any options, warrants or other rights (including any subscription rights) by the Company;

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(x)       the establishment of, or any change in the dividend policy of the Company, and the amount of net profits to be retained by the Company as reasonable and necessary reserves;

(xi)      an initial public offering of the Company;

(xii)     transfer of shares to a third party that is not a member of the SoftBank Group or SoftBank Vision Fund;

(xiii)    any expenditure exceeding [***] Japanese yen ([***] JPY) to the extent that it is not covered by the annual budget approved in Section 4.4.(c)(xv);

(xiv)    the approval of granting AV and SoftBank the right to use the Intellectual Property owned by the Company and the determination of the royalty amount for the usage of the Intellectual Property owned by the Company;

(xv)     approval of the Company’s Business Plan or Annual Budget, or any material deviation from the Company’s Business Plan or Annual Budget;

(xvi)    the entering into of any new business lines or markets or selling products outside Japan; and

(xvii)   participation in any group or consortium of companies addressing the area of business of the Company.

(d)       Minority Shareholder Protection.

(i)        At any time that AV’s percentage of total share capital of the Company is at least 5% and less than 19%,  Minority Shareholder Protection shall apply with respect to the following items in Section 4.4(c):

a.   items (i) and (ii);

b.   item (iii) but only in cases where any sale or disposition of all or substantially all of the assets of the Company to any third party (other than members of the SoftBank Group and SoftBank Vision Fund) that is a UAV competitor of AV occurs, provided that AV shall not unreasonably withhold its consent; and

c.   item (xii) but only in cases when transfer of shares to a third party (other than members of the SoftBank Group and SoftBank Vision Fund) that is a UAV competitor of AV occurs, provided that AV shall not unreasonably withhold its consent.

(ii)       At any time if AV’s percentage of total share capital of the Company is 19% or greater, Minority Shareholder Protection shall be applied to the following items in Section 4.4(c):

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a.   items (i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii), and (xiv);

b.   item (iii) but only in cases where any sale or disposition of all or substantially all of the assets of the Company to any third party (other than members of the SoftBank Group and SoftBank Vision Fund) that is a UAV competitor of AV occurs, provided that AV shall not unreasonably withhold its consent; and

c.   item (xii) but only in cases when transfer of shares to a third party (other than members of the SoftBank Group and SoftBank Vision Fund) that is a UAV competitor of AV occurs, provided that AV shall not unreasonably withhold its consent, provided, that any matter regarding the issuance of additional shares and transfer of shares, the consent shall not be unreasonably withheld or conditioned. For purposes of the foregoing sentence, if a Director withholds consent unless a Shareholder receives the right to purchase shares of the Company at a lower price or upon better terms than offered to third parties (or grants consent conditioned upon a Shareholder receiving the right to purchase shares of the Company at a lower price or upon better terms than offered to third parties), such withholding of consent (or conditional granting of consent) shall be deemed unreasonable.

(e)       Deadlock.

(i)        If the Board cannot reach an agreement on any resolution within fourteen (14) days of that matter being referred to them with respect to the Board Reserved Matter that is subject to Minority Shareholder Protection (a “Deadlock Matter”), the Deadlock Matter shall immediately be referred via a written notice from the Board (a “Deadlock Notice”) to a designated senior executive of each Party, who shall initially be Mr. Junichi Miyakawa with respect to SoftBank and Mr. Wahid Nawabi with respect to AV (each a “Designated Executive”). The Designated Executives, joined by a third party mediator, shall meet, confer and discuss in person or by telephone conference the Deadlock Matter in good faith attempt to resolve such issue. The Designated Executives shall refer the Deadlock Matter to commercial mediation by the Japan Commercial Arbitration Association (“JCAA”) in accordance with its International Commercial Mediation Rules. Such mediation shall take place in Tokyo, Japan and be conducted in English, and all documents shall be translated into Japanese. The mediation shall be conducted before a single mediator to be agreed upon by the Designated Executives, provided if the Designated Executives cannot agree on the mediator within ten (10) days after referral of the Deadlock Matter to commercial mediation,  either Designated Executive may request the JCAA to designate a mediator in accordance with Rule 7 of the International Commercial Mediation Rules by JCAA. The Parties shall equally bear the fees and expenses of the mediator. During the continuation of any Deadlock Matter, the Company shall continue to operate in a manner consistent with its prior practices and this Agreement until such time as such Deadlock Matter is resolved.

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(ii)       If the Designated Executives are not able to resolve the Deadlock Matter within ninety (90) days of the date of delivery of the Deadlock Notice and at least sixty (60) days after referral of the Deadlock Matter to meditation pursuant to Section 4.4(e)(i), the majority Shareholder shall then have the right to exercise the Transfer Option within thirty (30) days (the “Option Period  A”) by delivering the other Shareholder a written notice including the Buy-Out Price pursuant to terms of the Transfer Option (the “Option Notice”). If at the end of the Option Period  A, the majority Shareholder does not deliver an Option Notice to the other Shareholder, the other Shareholder shall then have the right to exercise the Transfer Option by delivering the majority Shareholder the Option Notice within fifteen (15) days from the end of Option Period A (the “Option Period B”).  The Shareholder whose Option Notice is delivered shall be known as the “initiating Shareholder” and the Shareholder in receipt of the Option Notice shall be known as the “responding Shareholder”.

(iii)      Within thirty  (30) days after the end of either Option Period A or Option Period B (such period, the “Option Election Period”), the responding Shareholder shall deliver to the initiating Shareholder a written notice (the “Response Notice”) stating whether it elects to (a) sell all of its Shares to the initiating Shareholder for the Buy-out Price specified in the Option Notice or (b) validate the Buy-Out Price offered by obtaining an independent valuation of the fair market value of the Shares in which each initiating Shareholder and responding Shareholder shall appoint one (1) accounting firm among Deloitte Touche Tohmatsu, KPMG, Ernst & Young or PricewaterhouseCoopers or an Affiliate of such companies, excluding the accounting firm that has been retained by the Company as its Auditor at the time of the occurrence of the Deadlock Matter, and use the average of the valuations obtained from the two (2) accounting firms (a “Valuation”), with each Shareholder bearing the respective fees and expenses of obtaining such Valuation. If in the Response Notice the responding Shareholder elects to obtain a Valuation, it shall have an additional fifteen (15) days from the end of the Option Election Period (regardless of any prior date upon which the Response Notice is delivered) to obtain the Valuation and deliver it to the initiating Shareholder. If the responding Shareholder elects to obtain a Valuation, the responding Shareholder shall sell its Shares at an adjusted Buy-Out Price consistent with the Valuations.  The failure of the responding Shareholder to deliver the Response Notice during the Option Election Period shall be deemed to be an election to sell all of its Shares to the initiating Shareholder at the Buy-out Price specified in the Option Notice.

(iv)      The closing of any purchase and sale of Shares pursuant to the Transfer Option shall take place no later than thirty (30) days after the Response Notice is delivered or deemed to have been delivered or some other date mutually agreed upon by the parties. The applicable Buy-out Price shall be paid at closing by wire transfer of immediately available funds to an account designated in writing by the selling Shareholder (the “Selling Shareholder”). At the closing, the Selling Shareholder shall deliver to the purchasing Shareholder (the “Purchasing Shareholder”) good and marketable title to its Shares, free and clear of all liens and encumbrances. Each Shareholder agrees to cooperate and take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Selling Shareholder’s Shares by the Purchasing Shareholder. Any exercise of the Transfer Option and transfer of Shares pursuant to such exercise shall not be subject to the transfer restrictions on Shares contained in Section 5.1 hereof and each Shareholder agrees to cause the Board to approve the transfer of the Selling Shareholder’s shares to the Purchasing Shareholder .  If neither Shareholder exercises the Transfer

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Option within either Option Period A or Option Period B, the Board shall promptly proceed with the wind-up and liquidation of the Company.

4.5       Articles of Incorporation.  Each Shareholder agrees to vote all of its Shares that are entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to adopt or amend the Articles of Incorporation to (a) facilitate, and ensure that they do not at any time conflict with, any provision of this Agreement, and (b) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

4.6       Audit & Supervisory Board Member.  The Company shall have at least one (1) audit & supervisory board member, which shall be nominated by SoftBank. The initial audit & supervisory board member shall be Mr. Makoto Shindo.

4.7       Senior Executives of the Company.  The Company shall have one (1) CEO which shall be appointed by SoftBank. Executives of the Company holding positions of vice president (or equivalent) or above shall be nominated by the CEO and submitted to the Board for approval.

4.8       Fiscal Year. The fiscal year of the Company shall commence on April 1 of each calendar year and end on March 31 of the immediately following calendar year (the “Fiscal Year”).

5.         TRANSFER OF SHARES AND PREEMPTIVE RIGHTS

5.1       Transfer Restricted.  Subject to Section 4.4(c), no Shareholder may Transfer any of its Shares without the approval of the Board.

5.2       Permitted Transfer.

(a)       Notwithstanding Section 5.1, a Shareholder may Transfer all or part of its Shares to its Permitted Affiliate (“Permitted Transfer”). Each Shareholder agrees to cause the Board to approve the Permitted Transfer, provided that the requirements of Section 5.2(b) below are met. The Shareholders  shall execute and deliver such documents in writing as may reasonably be required to implement a Permitted Transfer. Each Shareholder further agrees that it shall, and it shall cause its Permitted Affiliates, if applicable, to waive any rights they may possess under applicable Law in relation to such Permitted Transfer. For the avoidance of doubt, any Transfer of the Shares by a Permitted Affiliate shall be subject to the approval of the Board.

(b)       Any such Permitted Affiliate to which the Shares are fully or partially Transferred pursuant to a Permitted Transfer (the “Transferee Affiliate”) shall agree to be bound by this Agreement as a Shareholder of the Company in respect of the Transferred Shares by executing and delivering a counterpart to this Agreement. In the event of a partial Transfer of the Shares by a Shareholder to its Permitted Affiliate pursuant to a Permitted Transfer, this Agreement shall apply as if the Transferring Shareholder and the Transferee Affiliate are one and the same Shareholder in the Company. Following a Shareholder’s full or partial Transfer of Shares to its Permitted Affiliate pursuant to a Permitted Transfer, the original Transferring Shareholder shall remain a party to this Agreement and shall be jointly and severally liable with its Transferee

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Affiliate under this Agreement as a Shareholder of the Company in respect of the Transferred Shares.

5.3       Preemptive Rights.

(a)       Subject to Sections 4.4(b) and 5.3(d), the Company shall give each Shareholder a notice of any proposed issuance by the Company of any Shares (an “Issuance Notice”) at least fifteen (15) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the number of Shares proposed to be issued, the price at which such Shares are to be issued, the type and amount of consideration offered for the proposed issuance and the other material terms of the issuance.

(b)       Each Shareholder may elect to purchase any or all of the Shares specified in the Issuance Notice up to such Shareholder’s Pro Rata Portion, by delivering a written notice to the Company (an “Exercise Notice”) within ten (10) Business Days following receipt of the Issuance Notice, setting out the number of Shares to be purchased by such Shareholder. Such Exercise Notice shall constitute exercise by such Shareholder of its rights under this Section 5.3 and a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of Shares specified in the Exercise Notice. If, at the termination of such ten (10) Business Day-period, any Shareholder shall not have delivered an Exercise Notice to the Company, such Shareholder shall be deemed to have waived all of its rights under this Section 5.3 with respect to the purchase of such Shares.

(c)       The Company shall have ninety (90) calendar days from the date of the Issuance Notice to consummate the proposed issuance of Shares at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice. On or before consummation of such issuance, any Person to whom Shares are issued (unless already bound hereby) shall agree in writing to be bound by the terms of this Agreement as a “Shareholder”. If the Company proposes to issue any Shares after such 90-day period, it shall again comply with the procedures set forth in this Section 5.3.

(d)       Notwithstanding the foregoing, no Shareholder shall be entitled to purchase any Shares as contemplated by this Section 5.3 in connection with issuances of Shares (i) to employees or directors of the Company or any of its Subsidiaries pursuant to any equity incentive plans, (ii) issued in connection with any share dividend, share split, reverse share split, reclassification or similar changes in the capital structure of the Company or any of its Subsidiaries, or (iii) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction, in each case duly approved pursuant hereto. The Company shall not be obligated to consummate any proposed issuance of Shares, nor be liable to any Shareholder if the Company has not consummated any proposed issuance of Shares pursuant to this Section 5.3 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(e)       For the avoidance of doubt, the initial percentage of total share capital of the Company is not guaranteed in the case of an increase in capital of the Company by one Party where the other Party declines to make a capital contribution corresponding to its initial percentage of total

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share capital of the Company. Anti-dilution protection shall be available to each Party in the event of an increase in capital or issuance of additional Shares of the Company. Each Party will have preemptive rights as set forth in this Section 5.3 to make a capital contribution or subscribe to such additional Shares so as to retain its respective initial percentage of total share capital of the Company and avoid dilution. If either Party fails to exercise its preemptive rights, such Party will not be able to retain its initial percentage of total share capital of the Company and will result in a dilution.

(f)       Notwithstanding anything in this Agreement to the contrary, AV has the right to increase its percentage of total share capital of the Company to up to nineteen percent (19%) at the Initial Share Price by making a capital contribution in cash, up to 1,968,641,975 JPY, which is expected to occur prior to the month immediately previous to the 1st Flight Test at [***] as specified in the Initial Business Plan attached hereto as Exhibit C (such right, “AV’s Share Purchase Right”).  No other Shareholder shall have any pre-emptive right to participate in any issuance of Shares to AV pursuant to AV’s exercise of AV’s Share Purchase Right. AV’s Share Purchase Right shall expire upon the commencement of the 1st Flight Test at [***] as specified in the Initial Business Plan attached hereto as Exhibit C.

(g)       Each Shareholder will have the right to participate in future third party offerings.

5.4       Avoidance of Restrictions. The Parties agree that the transfer restrictions in this Agreement shall not be circumvented or avoided by the holding of Shares indirectly through another Person that can itself be sold in order to dispose of an interest in Shares free of such restrictions. Any Transfer or other disposal of any Shares resulting in any Change of Control of a Shareholder or of any Person having control over that Shareholder shall be treated as being a Transfer of the Shares held by that Shareholder, and the provisions of this Agreement that apply in respect of the Transfer of Shares shall thereupon apply in respect of the Shares so held.

5.5       Transfers in Violation of this Agreement.  Any Transfer, purported Transfer or attempted Transfer of Shares other than in accordance with this Agreement shall be void, and no such Transfer shall be recorded or otherwise given any effect by the Company, and the relevant purported Transferee shall not (and the purported Transferor shall) be treated as the owner of such Shares for all purposes.

6.         DIVIDENDS AND DISTRIBUTIONS

6.1       Declaration of Dividends. Subject to applicable Law and approval of the Board of Directors, the Directors may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorize payment of the same out the funds of the Company lawfully available therefor and in accordance with this Section 6.

7.         CERTAIN COVENANTS AND AGREEMENTS

7.1       Covenants of the Company. The Parties shall assure that, after formation, the Company, for itself and each Subsidiary, covenant to and agree with the Shareholders as follows by executing this Agreement:

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)       the Company will maintain in full force and effect its respective corporate existence, rights, and franchises, and all material licenses, permits, authorizations, trademarks, trade names, copyrights, patents, or processes owned or possessed by them and necessary to the conduct of the business of the Company;

(b)       the Company will timely pay and discharge, or cause to be timely paid and discharged, all taxes (including all employment and payroll taxes), assessments, and other governmental charges imposed upon them or any of their respective properties or in respect of their franchises or income; provided, however, that no such tax or charge need be paid if being contested in good faith by proceedings diligently conducted and if such reservation or other appropriate provisions, if any, as are required by Japanese GAAP or other generally accepted accounting principles and practices applicable to the Company have been made therefor;

(c)       the Company shall not, and shall cause its Representatives not to,

(i)        directly or indirectly, make or authorize any offer, gift, payment, or transfer, or promise of, any money or anything else of value, or provide any benefit, to any Government Officials, Governmental Entity or Person that would result in a breach of any Anticorruption Law, by the Company or any Shareholder, or undertake or cause to be undertaken any such act (collectively, “Corrupt Acts”),

(ii)       request any action, inaction or service by any third party that would violate any Anticorruption Law, or

(iii)      receive, agree or attempt to receive the benefits of or profits from a crime or any Corrupt Act or agree to assist any person to retain the benefits of or profits from a crime or any Corrupt Act;

(d)       the Company shall immediately terminate the employment of any of its employees who engaged in, authorized or permitted any Corrupt Act;

(e)       no Government Officials will serve in any capacity within the Company, including as a director, employee or consultant;

(f)       the Company shall, and shall procure that each Subsidiary shall, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets, which comply with applicable Laws in relation to such record keeping requirements and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management’s general or specific authorization and are recorded as necessary to permit preparation of financial statements in conformity with Japanese GAAP to maintain accountability of such assets;

(g)       the Company shall not, and shall procure that each Subsidiary shall not, use any agent, representative or consultant to apply or procure any permits, licenses or certifications for any business or operation of the Company or such Subsidiary unless such agent, representative

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or consultant has been subject to reasonable due diligence to ensure that it has a good business reputation and conducts its business in an ethical fashion and in compliance with applicable Laws;

(h)       the Company shall not, directly or indirectly, use or make available any loans or contributions from the Shareholders to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury; and

(i)        the Company shall, and shall procure that each Subsidiary shall, remain in full compliance with applicable Laws in all material respects.

7.2       Company’s Obligation.  The Parties shall assure that the Company, after formation, shall perform and observe all its obligations under this Agreement in good faith and to the maximum extent permitted under Law or the Company’s Constitutional Documents and that the Company executes this Agreement to abide by the Company’s obligations specified in this Agreement. For the avoidance of doubt, no failure by the Company to engage in any conduct that is not permitted under Law or the Company’s Constitutional Documents shall be deemed to be a breach of the Company’s obligations hereunder.

7.3       Covenants of the Shareholders.  Each Shareholder hereby agrees and undertakes to use its best efforts to cause its respective Directors on the Board to exercise their voting rights in order to ensure the Company’s compliance with Laws and with other terms and conditions of this Agreement.

7.4       Auditor. The initial accounting auditor of the Company (the “Auditor”) shall be Deloitte Touche Tohmatsu (and its affiliated national practices).  Unless otherwise agreed by the Parties, the Company shall maintain one of Deloitte Touche Tohmatsu, KPMG, Ernst & Young or PricewaterhouseCoopers or an Affiliate of such companies as its Auditor throughout the Term.

7.5       Financial Statements.  The Company shall prepare the financial statements based on SoftBank’s consolidated statement in accordance with Japanese GAAP and furnish the information in accordance with SoftBank’s timeline. For the avoidance of doubt, all financial statements for the Company shall be prepared in Japanese and translated into English. The Company agrees to furnish to each Shareholder the following information:

(a)       as soon as practicable following the end of each Fiscal Year, but in any event within seventy-five  (75) days after the end of the Fiscal Year, the statement of income (loss) and statement of change in equity for such Fiscal Year and balance sheet as of the end of such Fiscal Year, of the Company on a consolidated basis, together with accompanying notes,  all prepared in accordance with Japanese GAAP, all in reasonable detail, and audited by the Auditor;

(b)       as soon as practicable following the end of each Fiscal Year, but in any event within sixty (60) days after the end of each Fiscal Year, a preliminary draft of the statement of income (loss) for such Fiscal Year and balance sheet as of the end of such Fiscal Year, of the

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company on a consolidated basis, all prepared in accordance with Japanese GAAP, with the exception that no notes need be attached to such statements;

(c)       as soon as practicable following the end of each quarter of each Fiscal Year, but in any event within forty-five (45) days after the end of each quarter,  an unaudited balance sheet as of the end of such quarter, and a statement of income of the Company on a consolidated basis for such quarter and for the current Fiscal Year to date, prepared in accordance with Japanese GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made,  in each case certified by an officer of the Company;

(d)       as soon as practicable following the end of each one month period that directly follows the end of each quarter of each Fiscal Year (each such month, a “Stub Month”), but in any event within ten (10) Business Days of the end of each Stub Month, an unaudited balance sheet as of the end of such Stub Month and a statement of income of the Company on a consolidated basis for each such Stub Month, prepared in accordance with Japanese GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;

(e)       upon the request of any Shareholder (at that Shareholder’s expense), any other information (including any operating metrics) which is reasonably required by that Shareholder to keep it properly informed about the affairs of the Company and the Business or for the purposes of managing the tax affairs of such Shareholder (or any of its Affiliates), as soon as practicable after such request and in any event within five (5) Business Days of such request; and

(f)       upon the request of AV, the Company shall provide the data reasonably necessary for AV to reconcile the financial statements to U.S. GAAP and AV shall bear any costs exceeding reasonable amounts which may occur from preparing the requested data from AV.

7.6       Business Plan; Annual Budget.  The Company shall conduct its operations in accordance with the Business Plan and the Annual Budget as approved by the Board pursuant to Section 4.4(c).  The Initial Business Plan and Initial Annual Budget covering the period between the establishment of the Company up to March 31, 2018 are attached hereto as Exhibit C.

7.7       Steering Committee for Progression to Commercialization. Once the research and development phase of the Solar HAPS has been completed, the Parties shall form a steering committee to decide whether to proceed to the next step which shall be [***] (the “Steering Committee”). The Steering Committee shall initially be composed of two representatives; [***] from SoftBank and [***] from AV. The following are the criteria for the research and development phase for the Steering Committee to consider:

(a)       [***].

(b)       AV has full responsibility for procurement of all materials, equipment and services to be consumed during the period of performance of the development of the [***] Aircraft.

(c)       The [***] Aircraft will demonstrate by a combination of flight test and analysis the capability to perform [***] operations prior to first A Check Maintenance.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)       [***].

(e)       [***].

(f)       [***].

7.8       Additional Agreements. The Company and AV shall enter into an agreement for AV to continue the design and development of the Solar HAPS for the Company as begun under the Design Agreement by and between the Parties and dated 28 April 2017 (such agreement to continue design and development, the “Design and Development Agreement”) and enter into any follow-on agreements as necessary. Key personnel may be included in the Design and Development Agreement or purchase orders issued pursuant thereto.

7.9       Purchase Orders. For purchase orders issued by the Company to AV to continue the design and development of the Solar HAPS for the Company, the profit that AV may include in its prices to the Company shall be no greater than [***] ([***]%) of AV’s total cost.

7.10     Preferred Supplier. AV will have exclusive rights for future design and manufacturing work of the aircraft as long as the quality, performance and cost is competitive. AV is responsible for providing evidence of its quality and cost competitiveness to the Company by the use of transparency standards, such as preferred supplier certification process and the Company shall review the evidence presented by AV. However, in the event that AV is not capable of performing the necessary work due to unforeseen events, including but not limited to force majeure, the Company shall have the right to use a second source of supplier.

7.11     Operations. All future operations of the Solar HAPS shall be conducted by the Company, however, AV shall be considered as a preferred outsourcing partner.

7.12     Inspection Rights.

(a)       Each of the Shareholders (through its designee Directors and auditors) shall have the right during regular working hours following reasonable advance notice by such Shareholder to the Company and at such Shareholder’s expense, to (i) inspect all financial books of account and records of the Company, and (ii) make copies from such books and records. Any information provided under this Section 7.12 that constitutes Confidential Information shall be subject to the terms of Section 10.

(b)       The Company shall, and shall procure that each Subsidiary shall, cooperate with any compliance audit or investigation by any Shareholder initiated in good faith and conducted reasonably, and provide all reasonable information and assistance requested upon any investigation or inquiry by a Governmental Entity directed to the Company or any of the Subsidiaries.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.         [Intentionally blank]

9.         TERM AND TERMINATION

9.1       Term.  This Agreement shall be effective as of the Effective Date, and shall continue in effect until terminated pursuant to Section 9.2 (such effective period, the “Term”).

9.2       Termination.  Subject to Section 4.4 (c), either Party shall be entitled to terminate this Agreement,  upon the occurrence of any of the following:

(a)       the mutual written agreement of all Parties to terminate this Agreement;

(b)       the dissolution, voluntary or involuntary liquidation or winding-up of the Company;

(c)       upon an initial public offering of the Company duly approved by the Shareholders in accordance with this Agreement;

(d)       a Party filing for bankruptcy or insolvency;

(e)       a  Change of Control of the Company or the other Party;

(f)       a Party is in material breach of this Agreement and any follow on agreements, and fails to remedy such breach after receiving sixty (60) days prior written notice from the non-breaching Party;  provided that if such breach is not capable of being cured, fifteen (15) days prior written notice from the non-breaching Party; or

(g)       a Shareholder ceases to beneficially own any Shares.

9.3       Effect.  The provisions of Sections 9,  10,  13 and 14 shall survive any termination of this Agreement. If the Company is dissolved, after all liabilities are paid, the remaining equity capital of the Company is to be distributed to the Parties in the same proportion as the capital contribution. Subject to separate any Intellectual Property agreements and any other additional agreements between the Parties and the Company, distribution of all non-cash assets, including any Intellectual Property, and the valuation of Intellectual Property shall be discussed by the Board of Directors. Any liabilities or obligations incurred under this Agreement shall be fulfilled in accordance with the terms set out in this Agreement. Any liabilities or obligations incurred under the Design and Development Agreement and any follow on agreements shall be fulfilled in accordance with the terms set out in the respective agreements.

9.4       Continuing Liability.  Termination of this Agreement for any reason shall not release any Party hereto from any liability or obligation which has already accrued prior to such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party hereto may have hereunder, under applicable Law or otherwise or which may arise out of or in connection with such termination.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.       CONFIDENTIALITY AND PUBLICITY

10.1     Confidential Information.  The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the “Disclosing Party”) may disclose Confidential Information (as defined below) to other Parties (each, in such capacity, a “Receiving Party”). For purposes of this Agreement, “Confidential Information”  means information disclosed by the Disclosing Party in connection with the transactions contemplated under this Agreement that is (a) proprietary (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation), confidential or otherwise non-public including, but not limited to, the business, future plans, technology, Intellectual Property, financial information, projections and customer information of a Party and (b) identified as confidential at the time of disclosure to a Receiving Party or which by its nature should reasonably have been considered confidential by the Receiving Party.  Confidential Information does not include information which: (i) was already known to a Receiving Party or any of its Representatives at the time of the initial disclosure by the Disclosing Party, and such previous knowledge by the Receiving Party was not under a disclosure restriction by the Disclosing Party; (ii) has become publicly known through no breach of this Section 10.1 by a Receiving Party or any of its Representatives; (iii) has been duly received by a Receiving Party or any of its Representatives from a third party which, to the knowledge of the Receiving Party, is not subject to a confidentiality obligation to the Disclosing Party; or (iv) has been independently developed by or on behalf of a Receiving Party without use of or reliance on any of the Disclosing Party’s Confidential Information.

10.2     Confidentiality Obligation.  The Receiving Party agrees (a)  to keep the Confidential Information confidential as it treats its own confidential information, but such treatment shall not be less than a reasonable standard of protection of confidential information, and not to use the Confidential Information for any purpose other than in the performance of its obligations under this Agreement and (b)  not to disclose (including by way of interviews, responses to questions or inquiries, press releases or otherwise) any such Confidential Information, except (i)  to its Permitted Affiliates and its and their respective, directors, officers and employees and agents, representatives, lawyers and other advisers (collectively, the “Representatives”) who reasonably need to know the Confidential Information in connection herewith for the Receiving Party’s performance of its obligations under this Agreement; provided, that such Representatives are subject to a  confidentiality obligation and use restrictions no less restrictive than those set out in this Section 10 by such Representatives and the Receiving Party, and provided further, that the Receiving Party shall remain fully responsible for the breach of confidentiality obligations and use restrictions under this Section 10 by any such Representatives, and (ii) pursuant to, and to the extent required by, the applicable Laws (including an order of a Governmental Entity, court or a requirement of an applicable stock exchange); provided, that, to the extent permitted by applicable Laws, the Receiving Party shall, to the extent possible, promptly notify the Disclosing Party of such need to disclose Confidential Information  in order to provide the Disclosing Party with a reasonable opportunity to contest such applicable disclosure and Receiving Party shall provide reasonable cooperation with the Disclosing Party to minimize disclosure or seek a grant of confidential treatment by the applicable Governmental Entity, court or stock exchange on any Confidential Information, solely at the Disclosing Party’s expense.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3     Certain Acknowledgements.  Each Party acknowledges and agrees that (a) its obligations under this Section 10 are necessary and reasonable to protect the Disclosing Party’s Confidential Information, (b) any violation of these provisions could cause irreparable injury to the Disclosing Party for which money damages would be inadequate, and (c) as a result, the Disclosing Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 10 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 10 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

10.4     Confidentiality of this Agreement; Publicity.  Each Party agrees that the terms and conditions of this Agreement and the transactions hereunder shall be treated as Confidential Information for purposes of Section 10 (with such Party being treated as the Receiving Party and each of the other Parties being treated as the Disclosing Party, for purposes of applying Section 10 to the confidentiality of the terms and conditions of this Agreement and the transactions contemplated hereby). Unless otherwise required by the applicable Laws  (including an order or regulation of a Governmental Entity, court, or a requirement of an applicable stock exchange), no Party shall make any press release, public announcement or any other public statements with respect to the transactions occurring under this Agreement without the prior agreement of each of the other Parties, which shall not be unreasonably withheld.

10.5     Residuals.  This Agreement shall not be construed to limit the Disclosing Party’s, the Receiving Party’s, or any of their respective Representatives’ right to independently and separately develop or acquire products, services, or technology, provided such is done without any use, reference, and/or knowledge, in whole or part, of the other Party’s Confidential Information.

10.6     Export Restrictions.  Each Party agrees, in connection with the performance of this Agreement and the exercise of any rights hereunder, to comply with all applicable export laws, regulations and restrictions and neither Party will require the other to produce or otherwise provide any information, in whatever form, that is prohibited, restricted or limited, by any relevant export law, regulation or government restriction.

11.       NON-SOLICITATION

During the Term, (a) neither of the Parties shall, whether directly or indirectly, solicit for employment or engage any personnel directly employed by the Company (the “Company Employees”); (b) SoftBank shall not (whether directly or indirectly) solicit for employment or engagement any personnel directly employed by AV  (or its Affiliates) (the “AV Employees”); and (c) AV shall not (whether directly or indirectly) solicit for employment or engagement any personnel directly employed by SoftBank (or its Affiliates) (the “SoftBank Employees”). The restrictions under (a), (b) and (c) shall not prohibit general solicitations for employment or engagement through advertisements or other means not targeted specifically to Company Employees,  SoftBank Employees or AV Employees, as the case may be. This Section 11 shall not limit the ability of any Party and its Affiliates to depute or second any employee to the Company or to any other Party.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.       NON-COMPETE

12.1     Exclusivity.   The Parties agrees that the Solar HAPS is being developed exclusively for the Company.

12.2     Non-Compete.   The Parties agree that neither of the Parties will compete with the Company in the area of use of Solar HAPS in commercial [***] applications and will not engage in any similar project(s). The Company shall have the exclusive right to the Solar HAPS in any application other than Non-Commercial applications. AV shall have the exclusive rights to the Solar HAPS for Non-Commercial applications which is an extension of its now current business; provided, however, the Company shall have the exclusive rights to Non-Commercial applications for the Solar HAPs for Japan. If AV’s Non-Commercial applications of Solar HAPS impact the Company’s overall business in a materially and demonstrably negative way, then AV shall cease the activities directly  causing such negative impact within a commercially reasonable time after receiving written notice from the Company providing AV with evidence of such negative impact.  In the event that AV is required to cease such activities pursuant to this Article 12.2, the Steering Committee shall promptly and in good faith work to resolve the issues causing such material and demonstrable negative impact to allow AV to resume such activities in a timely manner while eliminating such negative impact to the Company’s business.  In the event that AV is required to disclose to its government customers that the Solar HAPS includes technology licensed by the Company, AV shall promptly notify the Company in advance of such requirement and take steps reasonably necessary to seek to maintain the confidentiality of the information to be disclosed.

13.       NO USE OF NAME

13.1     Without the prior written consent of a Shareholder, and whether or not it or any Affiliate thereof is then a Shareholder, no Party hereto shall (or shall permit any Affiliate thereof to) use, publish or reproduce the name or logo of such Shareholder or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcement); provided, however, that this Section 13.1 shall not prevent any Party from making any public disclosures, including the disclosure of the identity of a Shareholder, that are required by applicable Laws (including an order of a Governmental Entity or a requirement of an applicable stock exchange).

14.       MISCELLANEOUS

14.1     Governing Law.  This Agreement shall be governed in all respects including as to validity, interpretation and effect, by the laws of Japan, without giving effect to the conflict of laws rules thereof.

14.2     Dispute Resolution.  The Parties hereby agree that any dispute arising out of or in relation to this Agreement,  including without limitation the Design and Development Agreement and any license agreements, shall be referred to arbitration and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the JCAA in force when the notice of arbitration is submitted. The place of arbitration shall be Tokyo, Japan. The number of arbitrators shall be more than one (1) which are fluent in English and appointed in accordance with the said

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

rules. The arbitration proceedings shall be conducted in English and all documents shall be translated into Japanese. The arbitrator(s) shall have the authority to grant specific performance, and to allocate among the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Party or Parties in the arbitration shall be reimbursed for its or their reasonable expenses, including reasonable attorneys’ fees, incurred in connection therewith and the enforcement of any resulting award. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, any Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

14.3     Constitutional Documents.  All Constitutional Documents in relation to the Company shall be in bilingual format providing both English and Japanese languages, provided that the Japanese versions shall be the original and the English translations thereof shall be used for reference purposes only.

14.4     Notices and Contact Information.

(a)       Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing in Japanese or English as necessary, and delivered or sent to the relevant Party(ies) hereto at its address or electronic mail address set out below (or such other address or electronic mail address as the addressee has by five days’ prior written notice specified to the other Party(ies)). Any notice, demand or other communication given or made by letter between countries shall be delivered by air mail. Any notice, demand or other communication so addressed to the relevant Party(ies) hereto shall be deemed to have been delivered, (i) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (ii) if sent by post within the same country, on the third day following posting, and if sent by post to another country, on the seventh day following posting; and (iii) if given or made by electronic mail, upon dispatch, provided that the delivering Party does not receive a transmission report indicating such electronic mail was not given or made.

(b)       Addresses, Email Addresses.  The initial address and email address for each Party hereto for the purposes of this Agreement are:

Notices to SoftBank:

SoftBank Corp.

Address: Tokyo Shiodome Bldg., 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo, 105-7323 Japan

Email: [***]

Attention: [***]

Notices to AV:

AeroVironment, Inc.

Address: 900 Innovators Way, Simi Valley, CA 93065, U.S.A.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Email: BrownM@avinc.com (or email of current General Counsel, if different)

Attention: General Counsel

14.5     Expenses.  Except as otherwise noted herein, each Party hereto shall bear the expenses incurred by it in connection with the negotiation and execution of this Agreement and the performance of its obligations hereunder.

14.6     Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, duties, obligations or entitlements hereunder may be assigned, delegated, transferred, sold, conveyed or otherwise disposed of by any Party without the express, prior written consent of the other Parties, and any purported assignment, delegation, transfer, sale, conveyance or other disposition without such consent shall be void and unenforceable ab initio; provided, however, that rights, duties or entitlements under this Agreement may be assigned, transferred and/or conveyed to a transferee of Shares pursuant to Permitted Transfer or other transfer of Shares approved by the Board without the written consent of any other Party.

14.7     Amendment and Waiver.  Except as otherwise provided for in this Section 14.7, no provision of this Agreement may be waived, amended or otherwise modified except by an instrument in writing executed by all the Parties hereto. Any Party hereto may at any time irrevocably waive any or all of its rights under this Agreement by delivering a waiver of such rights, which states that such waiver is irrevocable, in writing to each of the other Parties hereto. Notwithstanding anything to the contrary in the foregoing, any amendment, waiver or modification of any provision of this Agreement that would adversely affect the rights, obligations, powers or interests of any Shareholder in a manner that is disproportionate from the manner in which it affects such matters with respect to other Shareholders may be effected only with the written consent of the Shareholder so disproportionately affected. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any Person that becomes a Shareholder shall provide its address and electronic mail address to the Company, which shall promptly provide such information to each other Shareholder.

14.8     Entire Agreement.  The terms and conditions contained in this Agreement (including the Annexes, Exhibits and Schedules thereto) constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each Party.

14.9     No Presumption Against Drafting Party.  This Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the Parties. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.10   Severability.

(a)       Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such.

(b)       If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect (i) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement or (ii) the legality, validity or enforceability in any other jurisdictions of that or any other term of this Agreement. Such term shall be replaced by a mutually acceptable provision, which being valid, legal, and enforceable comes closest to the intention of the Parties underlying such invalid, illegal or unenforceable provision.

14.11   Counterparts.  This Agreement may be executed in counterparts, each of which shall be binding as of the Effective Date, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14.12   Third Party Beneficiaries.  Nothing herein, express or implied, is intended to nor shall be construed to confer upon or give to any Person, other than the Parties, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

14.13   Obligations as a Consolidated Subsidiary.  The Parties agree to cause the Company to establish any internal governance rules that might be required by either Party in which the Company is consolidated for financial accounting purposes, including any rules that might require the approval of any such Party prior to the Company taking any action including without limitation any resolution of the Board; provided, however, that such rules shall not diminish the rights of either Party under this Agreement, including any Minority Shareholder Protections.

[The remainder of this page is intentionally left blank.]

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SoftBank Corp.

By:	/s/ Junichi Miyakawa
Name:	Junichi Miyakawa
Title:	Executive Vice President, Director & CTO
Date:	[undated]

AeroVironment, Inc.

By:	/s/ Wahid Nawabi
Name:	Wahid Nawabi
Title:	President and CEO
Date:	[undated]

[***]  Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

DEFINED TERMS

(a)        Unless the context otherwise requires, as used in this Agreement, the following terms have the following meaning:

“A Check Maintenance” means the routine [***] of operations inspection and maintenance check of the [***] Aircraft.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of more than fifty (50) percent of the ownership interests or voting power of a Person or the ability to appoint a majority of the board of directors of such Person whether through the ownership of voting securities, contract or otherwise. In the case such particular Person is an individual, the term “Affiliate” also includes extended family members, family trusts and holding company controlled by or for the benefit of such particular Person.

 “Annual Budget”, means the Initial Annual Budget and, with respect to any given Fiscal Year thereafter, means the annual budget of the Company for such Fiscal Year duly approved by the Board pursuant to Section 4.4(c), in each case as the same may be amended from time to time pursuant hereto.

“Anticorruption Law” means laws, regulations, directives and statutes, in each case, relating to anti-bribery or anticorruption, which apply to the business and dealings of the Company, including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official to obtain a business advantage; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery of 2010, as amended and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Articles of Incorporation” means the articles of incorporation of the Company, attached hereto as Exhibit B, as the same may be amended from time to time.

 “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Tokyo are authorized or obligated by Laws to be closed.

“Business Plan” means the Initial Business Plan and, with respect to any given Fiscal Year thereafter, the business plan of the Company  duly approved by the Board pursuant to Section 4.4(c), as the same may be amended from time to time pursuant hereto.

“Capital Plan”  means the initial capital plan attached hereto as Exhibit D.

“Cause” shall be deemed to exist with respect to a director or officer of the Company (a) if there exists any petition or other proceeding seeking to find such individual bankrupt or insolvent, (b) if a Governmental Entity declares that he or she is insane, incompetent or ineligible to manage

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

his or her affairs, or (c) if he or she is prohibited from assuming such directorship or officership by applicable Law.

“CEO” means, with respect to a company, its chief executive officer or a person serving equivalent function.

 “Change of Control”  means (a) any third party, excluding any Permitted Affiliate, is or becomes, directly or indirectly, the owner of more than fifty percent (50%)  of the ownership interests or voting power of a Person, including the Company, or the ability to appoint a majority of the board of directors of such Person whether through the ownership of voting securities, contract or otherwise or (b) the sale, disposition or transfer by a Person of all or substantially all of such Person’s assets.

“Companies Act” means the Companies Act of Japan, as amended from time to time.

“Constitutional Documents” of any Person means such Person’s articles of incorporation, by-laws, certificate of formation or equivalent governing or organizational documents.

“Director(s)” means director(s) of the Company.

“FAA” means the Federal Aviation Administration of United States.

“Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, or (ii) any political party or party official or candidate for political office.

“Governmental Entity” means any federal, national, supranational, state, provincial, local or other governmental, administrative or regulatory authority, agency or commission, or any court, tribunal, or judicial or arbitral body or other similar entity.

“Initial Annual Budget” means the annual budget attached hereto as Exhibit C.

“Initial Business Plan” means the business plan attached hereto as Exhibit C.

“Initial Share Price” means the price per share of the common stock at the time of incorporation of the Company as specified in the Articles of Incorporation.

“Intellectual Property”  means all rights of every kind and nature however denominated, throughout the world, including: (a) trade secrets, information maintained in secret whether or not designated as a trade secret, trade secrets may include: ideas, discoveries, know-how, formulae, compositions, manufacturing and production processes and techniques, data (including user data and personal data), designs, drawings, diagrams, flow charts, specifications, software (including source code, object code, and documentation), and business information; (b) inventions and designs (whether patentable or unpatentable, and whether or not reduced to practice), improvements or modifications thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof, whether foreign or domestic; (c) copyrightable works of expression, all copyrights (whether or not registered), all copyright applications, registrations,

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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renewals in connection therewith, whether foreign or domestic, and derivative works thereof, and all database rights; (d) marks and the goodwill and activities associated therewith; (e) domain names, rights of privacy and publicity, and moral rights; (f) all rights to obtain, register, perfect and enforce these proprietary interests throughout the world, including all registrations, applications, recordings, licenses, common-law rights, statutory rights, and contractual rights; and (g)  all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Japanese GAAP” means Japanese generally accepted accounting principles and practices as in effect from time to time.

“JPY” means Japanese Yen, the lawful currency of Japan.

“Law(s)” means, with respect to any Person, any federal, national, supranational, state, provincial or local laws (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or adopted by any Governmental Entity that is legally binding and applicable to such Person.

“Minority Shareholder Protection” means, with respect to the Board Reserved Matters, the prior consent of at least a majority of all Directors which must include 1 Director from SoftBank and 1 Director from AV.

“Non-Commercial” means any sale, use, development, manufacture or other activity to, by or on behalf of, or substantially for the benefit of, any government, public entity and/or agency, service, entity, organization, or the like thereof,  for non-weaponized military or defense applications,  and in so doing does not in any manner prevent, exclude or limit creating, generating, realizing, obtaining, seeking, preparing for, and/or pursuing a profit, revenue, commercial advantage, monetary compensation and/or increased value.  The definition of Non-Commercial is not to be construed to mean non-profit.

“Permitted Affiliate” means a Party’s subsidiary in which such Party holds 100% voting rights, SoftBank Group and SoftBank Vision Fund.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

 “Pro Rata Portion” means, with respect to any Shareholder, a fraction determined by dividing the number of Shares held by such Shareholder by the number of total issued and outstanding Shares of the Company, as of the date of such calculation.

“[***] Aircraft” means the aircraft to be developed under the Design and Development Agreement to be entered between the Company and AV.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall, directly or indirectly, through

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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any contract, arrangement, understanding, relationship or otherwise, possess or share the voting power or investment power over any Shares.

“SoftBank Group” means SoftBank Group Corp. and its Affiliates.

“SoftBank Vision Fund” means the limited partnership named SoftBank Vision Fund L.P., whose general partner is SVF GP (Jersey) Limited, a wholly-owned subsidiary of SoftBank Group Corp.

“Solar HAPS” means a solar powered high altitude platform station that performs mission critical tasks for the next generation businesses such as [***].

“Subsidiary” means, with respect to any given Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries. Unless the context otherwise requires, the term “Subsidiary” shall refer to a Subsidiary of the Company.

“Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation, and manuals), databases, computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment, and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing.

“Third Party” means a prospective purchaser(s) of Shares in an arm’s–length transaction from a Shareholder, other than an Affiliate of such Shareholder.

“Transfer” means, with respect to any Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Shares or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Shares or any participation or interest therein or any agreement or commitment to do any of the foregoing. The terms “Transferor”, “Transferring”, “Transferee” and “Transferred” shall be interpreted accordingly.

“Transfer Option" means the right granted to each Shareholder to trigger the buy-out of the Shares owned by the other Shareholder, by providing an Option Notice to the other Shareholder within Option Period A or Option Period B for a purchase price (which shall be payable exclusively in cash (unless otherwise agreed)) at which the initiating Shareholder shall purchase all of the Shares owned by the responding Shareholder (the “Buy-out Price”).

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“Transferred Shares” means the Shares that are subject to a Transfer.

“UAV” means unmanned aerial vehicle.

“USD” means U.S. Dollars, the lawful currency of United States.

“U.S. GAAP” means United States generally accepted accounting principles and practices as in effect from time to time.

(b)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
AV	Preamble
AV Director	4.4(a)(i)
AV Employees	11
AV’s Share Purchase Right	5.3(f)
Auditor	7.4
Board	4.4(a)(i)
Board Reserved Matter	4.4(c)
Company	Preamble
Company Employees	11
Confidential Information	10.1
Corrupt Acts	7.1(c)(i)
Deadlock Matter	4.4(e)
Deadlock Notice	4.4(e)
Designated Executive	4.4(e)
Design and Development Agreement	7.8
Disclosing Party	10.1
Exercise Notice	5.3(b)
FAA	7.8
Fiscal Year	4.8
Issuance Notice	5.3(a)
JCAA	4.4(e)
Option Election Period	4.4(e)
Option Notice	4.4(e)
Option Period A	4.4(e)
Option Period B	4.4(e)
Party(ies)	Preamble
Permitted Transfer	5.2(a)
Purchasing Shareholder	4.4(e)
Receiving Party	10.1
Representatives	10.2
Representative Director	4.4(a)(ii)
Response Notice	4.4(e)

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Term	Section
Selling Shareholder	4.4(e)
Shares	2.5(a)
SoftBank	Preamble
SoftBank Directors	4.4(a)(i)
SoftBank Employees	11
Steering Committee	7.7
Stub Month	7.5(d)
Term	9.1
Transferee Affiliate	5.2(b)
Valuation	4.4(e)

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B

ARTICLES OF INCORPORATION

[see attached]

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Articles of Incorporation

Chapter 1 General Provisions

(Trade Name)

Article 1 The name of the Company is HAPS モバイル株式会社 and is indicated as HAPSMobile Inc. in English.

(Purpose)

Article 2 The purpose of the Company is to carry out the following businesses:

1. Telecommunications business under the Telecommunications Business Law and other business items related to telecommunications
2. Market survey, information gathering and survey research on telecommunications market and technology and its trustee
3. Construction and contracting of telecommunications facilities and facilities incidental thereto
4. Consignment of maintenance service of telecommunications facilities
5. Development, maintenance, sale and rental of telecommunications equipment and associated incidental equipment
6. Business related to the development, manufacture, sale, management and rental of communication equipment, electrical equipment, their related / peripherals, software and systems
7. Development, design, manufacture, manufacture, sale, management, leasing, leasing, maintenance, commissioning and import / export business of communication equipment, electrical equipment, computers and their related / peripherals, software and systems
8. Collection, processing and sale of information by communication system
9. Research and planning on network construction using the Internet
10. Internet connection business
11. Designing, developing, operating and maintaining a trading system for products using a network such as the Internet
12. Planning, design and operation of information communication systems and communication networks using the Internet,
13. Real estate trading, rental, brokerage, management Other business related to real estate

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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14. Trading, maintenance, rental and management of aircraft and its accessories
15. Business related to the acquisition of copyrights, neighboring rights, industrial property rights, know-how and other intellectual property rights and its management
16. Investigation, planning, research, development and consulting business related to the preceding items
17. Any and all businesses incidental to each of the foregoing

(Location of Head Office)

Article 3 The head office of the Company will be located within Minato-Ku, Tokyo, Japan.

(Method of Public Notice)

Article 4 The Company will post its public notices on "Nikkan-Kogyo Shimbun"

(Organs of the Company)

Article 5 The Company will have, in addition to General Meeting of Shareholders and Directors, the following organs:

(1) Board of Directors;

(2) Audit & Supervisory Board Member; and

(3) Accounting Auditor.

Chapter 2 Shares

(Total Number of Authorized Shares)

Article 6 The total number of authorized shares of the Company is 336,000 shares of common stock.

(Share Certificates)

Article 7 Share certificates will not be issued for the shares of the Company.

(Restriction on Transfer of Shares)

Article 8 Approval of the Board of Directors must be obtained for an acquisition of the Company's shares by way of a transfer.

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(Demand for Cash-Out against Heirs, etc.)

Article 9 The Company may demand against a person acquiring the shares of the Company by way of inheritance, merger or other general succession to sell such shares to the Company, except where such general succession occurs to initial shareholder of the Company or its successor.

(Entry of a Name Change)

Article 10 A request form prescribed by the Company must be submitted jointly by a shareholder registered or recorded in the shareholders register or a person acquiring the shares from such shareholder by way of inheritance or other general succession and a person acquiring the shares when requesting an entry of a name change with respect to the shares of the Company, provided however that in cases where stipulated in the ordinance of the Ministry of Justice, a person acquiring the shares may singularly submit.

2 If the shares are acquired on grounds other than transfer, documents evidencing such grounds must be submitted.

(Registration of Pledge and Indication of Trust Assets)

Article 11 A request form prescribed by the Company must be submitted when requesting the registration of a pledge or indication of trust assets with respect to the shares of the Company. The same applies to the cancellation of such registration or indication.

(Processing Fees)

Article 12 A processing fee prescribed by the Company must be paid when making a request set forth in the two preceding Articles.

(Record Date)

Article 13 The Company will deem the shareholders registered or recorded in the closing shareholders register as of March 31 of each year as the shareholders who may exercise their rights at the Ordinary Shareholders Meeting for the applicable business year.

2 In addition to the preceding Paragraph, the Company may set extraordinary record dates when necessary to fix the shareholders or pledgees who may exercise their rights.

(Notification of Shareholders' Addresses, etc.)

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Article 14 The shareholders and registered pledgees of the Company or their statutory agents or representatives must notify the Company of their names, addresses and seals using a form prescribed by the Company. If there are any changes to the notified matters, the same will apply to such matters. Foreigners that have a custom of signature may use its signature specimen instead of its seals.

(Issuance of Shares for Subscription)

Article 15 Matters necessary for the issuance of shares for subscription shall be determined by a special resolution of the Shareholders Meeting.

2 Notwithstanding the provisions of the preceding Paragraph, by a special resolution of the Shareholders Meeting, the Company may set the upper limit for the number of shares for subscription and the lower limit for the amount to be paid and delegate the determination of the offering details to the Board of Directors.

3 If the rights to be allotted the shares are granted to the shareholders, the offering details and the matters set forth in each item of Article 202, Paragraph 1 of the Companies Act shall be determined by a resolution of the Board of Directors.

Chapter 3 Shareholders Meeting

(Convocation)

Article 16 The Ordinary Shareholders Meeting of the Company will be convened within 3 months from the day following the last day of the business year, and Extraordinary Shareholders Meetings will be convened from time to time as necessary.

2 When convening a Shareholders Meeting, a convocation notice shall be sent no later than 1 week before the meeting date; provided, however, that the convocation procedure may be omitted with the consents of all of the shareholders who have the right to vote at such Shareholders Meeting. The notification shall be provided in both Japanese and English.

(Chairperson)

Article 17 A Shareholders Meeting will be convened by the President Director, who will be the chairperson. In case any accident occurs to the President Director, other Directors will chair the meeting in place of the President Director in accordance with the order determined by the Board of Directors in advance.

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(Resolutions)

Article 18 Except as otherwise provided under law or in these Articles of Incorporation, a resolution of the Shareholders Meeting will be passed by the attendance of the shareholders holding a majority of votes out of the shareholders who can exercise voting rights and by the vote of a majority of the voting rights of the shareholders in attendance.

2 A resolution pursuant to the provisions of Article 309, Paragraph 2 of the Companies Act will be passed by the vote of at least 2/3 of the voting rights of the shareholders in attendance at a Shareholders Meeting attended by shareholders holding a majority of the voting rights of all shareholders.

(Exercise of Voting Rights by Proxy)

Article 19 A shareholder may exercise voting rights through another shareholder as a proxy. In such case, the shareholder must submit a document evidencing the proxy's authority to represent the shareholder for each Shareholders Meeting.

2 A shareholder may not have 2 or more person exercise voting rights as proxies as provided in the preceding Paragraph.

(Minutes of Shareholder Meeting)

Article 20 Minutes of Shareholder Meetings shall be prepared in both Japanese and English according to the laws and regulations, and archived in the headquarters of the Company.

Chapter 4 Directors, Company Auditors, Representative Director and Board of Directors

(Number of Directors and Company Auditors)

Article 21 The Company will have 3 or more Directors and 1 or more Company Auditors.

(Appointment of Directors and Company Auditors)

Article 22 The Directors and the Company Auditors of the Company will be appointed by a resolution of the Shareholders Meeting by the vote of a majority of the voting rights of the shareholders in attendance at a Shareholders Meeting attended by shareholders

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holding a majority of the voting rights of all shareholders.

2 The appointment of the Directors of the Company shall not be by way of cumulative voting.

(Term of Office of Directors and Company Auditors)

Article 23 The term of office of a Director will be from the time of appointment until the conclusion of the Ordinary Shareholders Meeting regarding the latest of the business years to end within 2 years from appointment.

2 The term of office of a Director appointed as a substitute or additionally will be until the expiration of the term of office of the predecessor in office or the other incumbent Directors.

3 The term of office of a Company Auditor will be from the time of appointment until the conclusion of the Ordinary Shareholders Meeting regarding the latest of the business years to end within 4 years from appointment.

4 The term of office of a Company Auditor appointed as a substitute for a Company Auditor who resigned prior to the expiration of the term of office will be the remaining term of office of the Company Auditor who resigned.

(Exemption from Liabilities for Directors and Company Auditors)

Article 24 Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may exempt its Directors (including former Directors) from their liabilities for their acts provided in Article 423, Paragraph 1 of the said Act within the limits permitted under law, by a resolution of the Board of Directors.

2 Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may execute agreements with its Directors (excluding Executive Directors, etc.) limiting their liabilities for their acts provided in Article 423, Paragraph 1 of the said Act; provided, however, that the limitation amount of liability under such agreement will be the higher of an amount of JPY 1 million or more which is prescribed in advance or the amount provided under law.

3 Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may exempt its Company Auditors (including former Company Auditors) from their liabilities for their acts provided in Article 423, Paragraph 1 of the said Act within the limits permitted under law, by a resolution of the Board of Directors.

4 Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may execute agreements with its Company Auditors limiting their liabilities for their acts provided in Article 423, Paragraph 1 of the said Act; provided,

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however, that the limitation amount of liability under such agreement will be the higher of an amount of JPY 1 million or more which is prescribed in advance or the amount provided under law.

(Convocation of a Meeting of the Board of Directors and Omission of Resolutions)

Article 25 A meeting of the Board of Directors will be convened and chaired by the President Director. In case any accident occurs to the President Director, other Directors will chair the meeting in place of the President Director in accordance with the order determined by the Board of Directors in advance.

2 Convocation notices for a meeting of the Board of Directors shall be sent to each Director and Company Auditor 1 weeks prior to the meeting date; provided, however, that such period may be abbreviated in case of an urgent necessity, or a meeting of the Board of Directors may be held without a convocation procedure if consents from all of the Directors and Company Auditors are obtained. The notification will be prepared in both Japanese and English.

3 Resolutions of the Board of Directors shall be made by the affirmative vote of a majority of all the directors who could participate in the voting.

4 The Company will deem that a resolution of the Board of Directors has been passed if the requirements under Article 370 of the Companies Act are satisfied.

5 Items related to board meeting will be subject to applicable law, the article of incorporation, and other regulations of board meeting.

(Minutes of the Meeting of the Board of Directors)

Article 26 With respect to the proceedings at a meeting of the Board of Directors, the summary of the process and the results shall be stated or recorded in the minutes in both Japanese(original) and English, the Directors and Company Auditors in attendance shall affix their signatures, print their names and affix their seals or affix their digital signatures on such minutes, and such minutes shall be kept at the head office for a period of 10 years.

(Representative Director and Executive Directors)

Article 27 Representative Director will be appointed by the Board of Directors.

2 Of the Directors, 1 Director will be appointed as the President and Chief Executive Officer by a resolution of the Board of Directors, and Executive Directors and Executive Managing Directors may be appointed as necessary.

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(Remuneration, etc.)

Article 28 Economic benefits to be received from the Company as remunerations, bonuses, and other compensation for execution of duties of the Directors and Company Auditors will be determined by the Shareholders Meeting.

Chapter 5 Accounts

(Business Years)

Article 29 A business year of the Company will be a 1 year period from April 1 of each year until March 31 of the following year.

(Record Date for Dividend of Surplus)

Article 30 Record date for the end-of-term dividend of the Company will be March 31 of each year.

2 In addition to the preceding Paragraph, the Company may carry out a dividend of surplus by setting a record date.

3 If surplus is not received upon the passing of 3 full years from the date of the offering of payment, the Company shall be exempted from its payment obligation.

(Interim dividends)

Article 31 Interim dividends (limited to those in which the dividend property is money) will be available according to Board Meeting Approval with the record date being September 30 of each calendar year.

2 If the interim dividend is not received even after three (3) years from the date of payment offer, the Company shall not be obliged to pay the interim dividend.

Chapter 6 Accounting Auditor

(Statutory Auditors)

Article 29 The Company shall have Accounting Auditor.

Chapter 7 Supplementary Provisions

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(Value of Property to be Contributed upon Incorporation)

Article 33 Value of the property to be contributed upon incorporation of the Company will be as follows:

JPY 4,200,000,000

(Shares to be Issued, Stated Capital and Capital Reserve at the Time of Incorporation)

Article 34 Shares to be issued at the time of incorporation of the Company will be as follows:

1 Number of shares to be issued at the time of incorporation to be allotted to the Incorporator:

84,000 shares of common stock

2 Amount of money to be paid in exchange for the shares to be issued at the time of incorporation referred to in the preceding item

JPY 4,200,000,000

(JPY 50,000 per 1 share of common stock)

3 Stated capital and capital reserve after incorporation of the company

Stated capital	JPY 2,100,000,000
Capital reserve	JPY 2,100,000,000

(Initial Business Year)

Article 35 The initial term of the business year for the Company will be from the date of incorporation of the Company until March 31, 2018.

(Incorporator)

Article 36 Name, address and the number of shares subscribed for by the Incorporator upon incorporation are as follows:

1-9-1 Higashi-shimbashi, Minato-ku, Tokyo
SoftBank Corp.

79,800 shares of common stock JPY 3,990,000,000

800 Royal Oaks Drive, Suite 210 Monrovia, California, U.S.A
AeroVironment, Inc.

4,200 shares of common stock JPY 210,000,000

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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定　　款

第1章　総　　則

（商　　号）
第 1 条　当会社は、HAPSモバイル株式会社と称し、英文ではHAPSMobile Inc.と表示する。

（目　　的）
第 2 条　当会社は、次の事業を営むことを目的とする。

(1) 電気通信事業法に基づき電気通信事業その他通信に関する事業

(2) 電気通信市場および技術に関する市場調査、情報収集および調査研究ならびにその受託

(3) 電気通信設備およびこれに附帯する設備の工事およびその請負

(4) 電気通信設備の保守業務の受託

(5) 電気通信設備およびこれに附帯する設備の開発、保守、販売および賃貸

(6) 通信機器、電気機器、それらの関連・周辺機器、ソフトウェアおよびシステムの開発、製造、販売、管理、賃貸に関する事業

(7) 通信機器、電気機器、コンピューターおよびそれらの関連・周辺機器、ソフトウェアならびにシステムの開発、設計、製作、製造、販売、管理、リース、賃貸、保守およびその受託ならびに輸出入業務

(8) 通信システムによる情報の収集、処理および販売

(9) インターネットを利用したネットワーク構築に関する調査および企画

(10) インターネット接続業

(11) インターネット等のネットワークを利用した商品の売買システムの設計、開発、運用および保守

(12) インターネットを利用する情報通信システムおよび通信ネットワークの企画、設計、運用業務ならびにその受託

(13) 不動産の売買、賃貸、仲介、管理その他不動産に関する事業

(14) 航空機およびその付属品の売買、整備、賃貸および運用業

(15) 著作権、著作隣接権、工業所有権、ノウハウその他知的財産権の取得およびその管理運用に関する事業

(16) 前各号に関連する調査、企画、研究、開発およびコンサルティング事業

(17) 前各号に付帯・関連する一切の事業

（本店の所在地）
第 3 条　当会社は、本店を東京都港区に置く。

（公告の方法）
第 4 条　当会社の公告は、日刊工業新聞に掲載する。

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-18

（会社の機関）
第 5 条　当会社には、株主総会および取締役のほか、次の機関を置く。
(1) 取締役会
(2) 監査役
(3) 会計監査人

第2章　株　　式

（発行可能株式総数）
第 6 条　当会社の発行可能株式総数は、336,000 株とする。

（株　　券）
第 7 条　当会社の株式については、株式に係る株券を発行しない。

（株式の譲渡制限）
第 8 条　当会社の株式を譲渡により取得する場合には、取締役会の承認を受けなければならない。

（相続人等に対する株式の売渡し請求）
第 9 条　当会社は、相続、合併その他の一般承継により当会社の株式を取得した者に対し、当該株式を当会社に売り渡すことを請求することができる。（但し、会社設立当初の株主及びその承継人によって一般承継された場合を除く）

（株主名簿記載事項の記載の請求）
第 10 条　株式取得者が株主名簿記載事項を株主名簿に記載または記録することを請求するには、当会社所定の書式による請求書に、その取得した株式の株主として株主名簿に記載または記録された者またはその相続人その他の一般承継人および株式取得者が署名または記名押印し共同して請求しなければならない。ただし、法務省令で定める場合には、株式取得者が単独で請求することができる。
2　譲渡以外の事由で株式を取得した場合は、その根拠を証する書類を提出しなければならない。

（質権の登録および信託財産の表示）
第 11 条　当会社の株式につき質権の登録または信託財産の表示を請求するには、当会社所定の書式による請求書を提出しなければならない。その登録または表示の抹消についても同様とする。

（手　数　料）
第 12 条　前二条に定める請求をする場合には、当会社所定の手数料を支払わなければならない。

（基　準　日）
第 13 条　当会社は、毎年 3 月 31 日の最終の株主名簿に記載または記録された議決権を有する株主をもって、その事業年度に関する定時株主総会において権利を行使することができる株主とする。
2　前項のほか、株主または登録株式質権者として権利を行使することができる者を確定するために必要があるときは、臨時に基準日を定めることができる。

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-19

（株主の住所等の届け出）

第 14 条　当会社の株主および登録株式質権者またはその法定代理人もしくは代表者は、当会社所定の書式により、その氏名、住所および印鑑を当会社に届け出なければならない。届出事項に変更を生じたときも、その事項につき、同様とする。署名習慣のある外国人は、印鑑に代えて署名鑑を届け出ることができる。

（募集株式の発行）

第 15 条　募集株式の発行に必要な事項は、株主総会の特別決議によるものとする。

2　前項の規定にかかわらず、株主総会の特別決議により、募集株式の数の上限および払込金額の下限を定めた上で、募集事項の決定を取締役会に委任することができる。

3　株主に株式の割当てを受ける権利を与える場合には、募集事項および会社法第 202 条第 1 項各号に掲げる事項は、取締役会の決議により定めるものとする。

第3章　株　主　総　会

（招　　集）

第 16 条　当会社の定時株主総会は、毎事業年度末日の翌日から 3 ヶ月以内に招集し、臨時株主総会は、その必要がある場合に随時これを招集する。

2　株主総会を招集するときは、会日から 1 週間前までに日本語および英語によりその通知を発するものとする。ただし、その株主総会において議決権を有するすべての株主の同意があるときは、招集手続を省略できるものとする。

（議　　長）

第 17 条　株主総会は、取締役社長がこれを招集し、その議長となる。取締役社長に事故があるときは、あらかじめ取締役会の定める順序により他の取締役がこれに代わる。

（決　　議）

第 18 条　株主総会の決議は、法令または定款に別段の定めがある場合のほか、議決権を行使することができる株主の議決権の過半数を有する株主が出席し、出席した株主の議決権の過半数をもって決する。

2　会社法第 309 条第 2 項の規定によるべき決議は、議決権を行使することができる株主の議決権の過半数を有する株主が出席し、その議決権の 3 分の 2 以上をもってこれを行う。

（議決権の代理行使）

第 19 条　株主は、他の株主を代理人として議決権を行使することができる。この場合は、株主総会毎に代理権を証する書面を提出しなければならない。

2　株主は、前項の代理権を 2 人以上の者に行使させてはならない。

（株主総会議事録）

第 20 条　株主総会の議事については、法令に定めるところにより日本語および英語により議事録を作成して、日本語を原本とし、当会社の本店に備え置く。

第４章　取締役、監査役、代表取締役および取締役会

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-20

（取締役および監査役の員数）
第 21 条　当会社の取締役は 3 名以上、監査役は 1 名以上とする。

（取締役および監査役の選任）
第 22 条　当会社の取締役および監査役は、株主総会において議決権を行使することができる株主の議決権の過半数を有する株主が出席し、その議決権の過半数の決議によって選任する。
2　当会社の取締役の選任については累積投票によらないものとする。

（取締役および監査役の任期）
第 23 条　取締役の任期は、選任後 2 年以内に終了する事業年度のうち最終のものに関する定時株主総会の終結の時までとする。
2　補欠または増員で選任された取締役の任期は、前任取締役または他の在任取締役の任期の満了すべき時までとする。
3　監査役の任期は、選任後 4 年以内に終了する事業年度のうち最終のものに関する定時株主総会の終結の時までとする。
4　任期満了前に退任した監査役の補欠として選任された監査役の任期は、退任した監査役の残存期間とする。

（取締役および監査役の責任免除）
第 24 条　当会社は、会社法第 426 条第 1 項の規定により、取締役会の決議をもって、同法第 423 条第 1 項の行為に関する取締役（取締役であった者を含む。）の責任を法令の限度において免除することができる。
2　当会社は、会社法第 427 条第 1 項の規定により、取締役（業務執行取締役等である者を除く。）との間に、同法第 423 条第 1 項の行為による賠償責任を限定する契約を締結することができる。
ただし、当該契約にもとづく賠償責任の限度額は、100 万円以上であらかじめ定めた金額または法令が規定する額のいずれか高い額とする。
3　当会社は、会社法第 426 条第 1 項の規定により、取締役会の決議をもって、同法第 423 条第 1 項の行為に関する監査役（監査役であった者を含む。）の責任を法令の限度において免除することができる。
4　当会社は、会社法第 427 条第 1 項の規定により、監査役との間に、同法第 423 条第 1 項の行為による賠償責任を限定する契約を締結することができる。
ただし、当該契約にもとづく賠償責任の限度額は、100 万円以上であらかじめ定めた金額または法令が規定する額のいずれか高い額とする。

（取締役会の招集、決議および決議の省略）
第 25 条　取締役会は、取締役社長が招集し、その議長となる。取締役社長に事故あるときは、あらかじめ取締役会の定める順序により、他の取締役がこれに代わる。
2　取締役会の招集通知は、日本語および英語により、各取締役および各監査役に対して会日の 1 週間前までに発するものとする。ただし、緊急の必要があるときには、この期間を短縮することができ、または全員の同意を得て招集手続を経ないで取締役会を開くことができる。
3　取締役会の決議は、議決に加わることができる取締役の過半数が出席し、その過半数の賛成をもって行う。
4　当会社は、会社法第 370 条の要件を充たしたときは、取締役会の決議があったものとみなす。
5　取締役会に関する事項は、法令または定款に定めるもののほか、取締役会において定める取締役会規程による。

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-21

（取締役会の議事録）

第 26 条　取締役会の議事については、その経過要領およびその結果を日本語および英語により議事録に記載または記録し、日本語を原本とし、出席取締役および監査役がこれに署名または記名押印もしくは電子署名し、これを当会社本店に 10 年間備え置くものとする。

（代表取締役および役付取締役）

第 27 条　代表取締役は、取締役会において選定する。

2　取締役会の決議をもって、取締役の中から、社長兼 CEO（Chief Executive Officer）1 名を選任し、必要に応じて、専務取締役および常務取締役各若干名を選任することができる。

（報　酬　等）

第 28 条　取締役および監査役の報酬、賞与その他の職務執行の対価として当会社から受ける財産上の利益は、株主総会において定める。

第５章　計　　算

（事　業　年　度）

第 29 条　当会社の事業年度は、毎年 4 月 1 日から翌年 3 月 31 日までの年 1 期とする。

（剰余金配当の基準日）

第 30 条　当会社の期末配当の基準日は、毎年 3 月 31 日とする。

2　前項のほか、基準日を定めて剰余金の配当をすることができる。

3　剰余金がその支払提供の日から満 3 年を経過しても受領されないときは、当会社はその支払の義務を免れるものとする。

（中　間　配　当）

第 31 条　当会社は、取締役会の決議により毎年 9 月 30 日を基準日として中間配当（配当財産が金銭であるものに限る）することができる。

2　中間配当金がその支払提供の日から満 3 年を経過しても受領されないときは、当会社はその支払の義務を免れるものとする。

第６章　会計監査人

（会計監査人の設置）

第 32 条　当会社は会計監査人を置く。

第７章　附　　則

（設立に際して出資される財産の価額）

第 33 条 当会社の設立に際して出資される財産の価額は次のとおりとする。

金 4,200,000,000 円

（設立時の発行株式および資本金ならびに資本準備金）

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-22

第 34 条 当会社の設立時における発行株式については、下記のとおりとする。

(1) 発起人が割当てを受ける設立時発行株式の数 普通株式 84,000 株

(2) 前号の設立時発行株式と引換えに払い込む金銭の額 金 4,200,000,000 円
(普通株式 1 株につき金 50,000 円)

(3) 会社成立後の資本金および資本準備金

資本金	金 2,100,000,000 円
資本準備金	金 2,100,000,000 円

(最初の事業年度)

第 35 条 当会社の第 1 期の事業年度は、当会社成立の日から平成 30 年 3 月 31 日までとする。

(発 起 人)

第 36 条 発起人の氏名、住所および発起人が設立に際して引き受けた株式数は、次のとおりである。

東京都港区東新橋一丁目 9 番 1 号
ソフトバンク株式会社
普通株式 79,800 株、金 3,990,000,000 円

800 Royal Oaks Drive, Suite 210, Monrovia, California 91016, U.S.A.
AeroVironment, Inc.
普通株式 4,200 株、 金 210,000,000 円

以上、HAPS モバイル株式会社の設立のため、この定款を作成し、発起人が次に記名押印又は署名する

平成２９年　　月　　日

発起人　ソフトバンク株式会社
代表取締役　宮内　謙

発起人　AeroVironment, Inc.
President and Chief Executive Officer　Wahid Nawabi

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-23

EXHIBIT C

THE INITIAL BUSINESS PLAN AND INITIAL ANNUAL BUDGET

[see attached]

[***]

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-24

[***]

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-25

EXHIBIT D

CAPITAL PLAN

[see attached]

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-26

Capital Plan

[redacted]

(JPY)

Capital Contribution	Nov-17	Apr-18	Jan-19	Total
SoftBank	3,990,000,000	2,850,000,000	3,980,500,000	10,820,500,000
AeroVironment	210,000,000	150,000,000	209,500,000	569,500,000
Total	4,200,000,000	3,000,000,000	4,190,000,000	11,390,000,000

Accumulated Total	Nov-17	Apr-18	Jan-19	Total
SoftBank	3,990,000,000	6,840,000,000	10,820,500,000	10,820,500,000
AeroVironment	210,000,000	360,000,000	569,500,000	569,500,000
Total	4,200,000,000	7,200,000,000	11,390,000,000	11,390,000,000

Ratio	Nov-17	Apr-18	Jan-19	Total
SoftBank	95.00%	95.00%	95.00%	95.00%
AeroVironment	5.00%	5.00%	5.00%	5.00%
Total	100.00%	100.00%	100.00%	100.00%

*Capital Plan subject to change in case of additional capital contribution

**Exchange Rate: 1USD=113.90JPY

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[___] = [***]

[***]

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.